SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2013

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2013, iRobot Corporation (the “Company”) entered into Amendment #3 to Manufacturing Agreement (the “Amendment”) between the Company and Kin Yat Industrial Co. Ltd. (“Kin Yat”). The Amendment extends the term of the Manufacturing Agreement by and between the Company and Kin Yat dated March 23, 2007, as amended, until September 23, 2013, unless earlier terminated or extended by a written amendment consented to by the Company and Kin Yat. The Amendment also provides for the Company and Kin Yat to work together in good faith on a new manufacturing agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment #3 to Manufacturing Agreement between the Company and Kin Yat Industrial Co. Ltd., dated as of March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

March 15, 2013	By:	/s/ Glen D. Weinstein
Name: Glen D. Weinstein Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment #3 to Manufacturing Agreement between the Company and Kin Yat Industrial Co. Ltd., dated as of March 12, 2013.